Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-233649

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock	232,643 shares	$60.77	$14,137,715.11	$1,835.08

(1)	Based upon the highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $44.45 to $60.77 per share, depending on the price originally paid by the offeree.
(2)	Aggregate purchase price, excluding interest and dividends, estimated to be paid if the rescission offer covered by this registration is accepted in full.
(2)	Calculated pursuant to Rule 457(j) based upon the highest price at which such securities were sold.

Prospectus Supplement

(To Prospectus Dated September 6, 2019)

Middlesex Water Company

Common Stock

Rescission Offer

232,643 Shares of Common Stock, no par value

Acquired Under the Middlesex Water Company Investment Plan

A Direct Share Purchase and Sale and Dividend Reinvestment Plan

For Middlesex Water Company Common Stock

Under the terms and conditions described in this prospectus supplement, we are offering to rescind (the “Rescission Offer”) the previous purchase of shares of Middlesex Water Company common stock, no par value, by persons who acquired an interest in such shares directly through the Middlesex Water Company Investment Plan (the “Plan”) from August 1, 2018 through September 3, 2019 (the “Purchase Period”).

The Rescission Offer applies to shares of our common stock purchased during the Purchase Period through the Plan at prices ranging from $44.45 per share to $60.77 per share.

If you purchased shares through the Plan during the Purchase Period and accept the Rescission Offer, you will receive:

•	In the event you sold such shares at a loss, an amount equal to the excess of the amount you paid for such shares over the proceeds from the sale of the shares, plus interest on the purchase price from the date of the purchase to the date of the sale, plus interest on the loss realized from the sale of the shares from the date of sale through the date that payment is made, less dividends that you received or that you were entitled to receive.

•	In the event you continue to hold such shares, upon tender of such shares, an amount equal to the amount you paid for such shares, plus interest from the date of the purchase, less dividends that you received or that you are entitled to receive.

The Rescission Offer will expire at 4:00 p.m., Eastern Time, on November 12, 2019 (the “Expiration Date”). Please contact Middlesex Water Company with any questions regarding the Rescission Offer by calling (732) 638-7549, Monday through Friday (except holidays), between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, or by emailing ROA@middlesexwater.com.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MSEX.” The last reported sale price of our common stock (as reported on the Nasdaq Global Select Market) on October 10, 2019 was $64.48 per share. You should obtain trading prices for our common stock before deciding whether or not to accept the Rescission Offer.

Our principal executive offices are located at 485C Route One South, Suite 400, Iselin, New Jersey 08830-3037. Our main telephone number is (732) 634-1500.

You may elect to accept the Rescission Offer by submitting a Notice of Acceptance of Rescission Offer form (the “Notice Form”) to Middlesex Water Company on or before the Expiration Date as set forth in this prospectus supplement and in accordance with the instructions set forth in the Notice Form. You do not need to take any action to reject the Rescission Offer. If you fail to return a legible, properly completed and signed Notice Form on or before the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register the sale of shares of our common stock purchased through the Plan during the Purchase Period. The staff of the Securities and Exchange Commission (“SEC”) takes the position that a person’s federal right of rescission may survive a rescission offer, but federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from seeking relief. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors - We may continue to have potential liability even after this Rescission Offer is made due to our issuances of securities in possible violation of the federal and state securities laws.”

Investing in the shares of our common stock, involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

The shares of our common stock subject to the Rescission Offer may not have been properly registered with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), for offer and sale to participants in the Plan because we inadvertently sold shares of our common stock to participants in the Plan after the registration statement filed with the SEC under the Securities Act covering sales through the Plan had expired and therefore was no longer effective. The sale of these shares have now been registered by means of the registration statement of which this prospectus supplement is a part. We have not retained an underwriter in connection with this Rescission Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 11, 2019

TABLE OF CONTENTS

PAGE

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. The information in or incorporated by reference into this prospectus supplement may only be accurate on the date hereof. You should assume that the information contained in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since any specific date.

You should not consider any information in or incorporated by reference into this prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase or sale of Middlesex Water Company’s common stock, no par value (“Common Stock”).

To understand this offering fully, you should read this entire document carefully, as well as the documents identified in the section titled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and in the documents we incorporate by reference are forward-looking statements within the meaning of the U.S. federal securities laws that involve risks and uncertainties. The statements contained in this prospectus supplement and the documents we incorporate by reference that are not purely historical, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future, are forward-looking statements. In this prospectus supplement and the documents we incorporate by reference, the words “anticipate,” “believe,” “can impact,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “project,” “should,” “will,” “will continue to be,” “would,” “predict,” “future,” or similar expressions also identify forward-looking statements. Examples of forward-looking statements in this prospectus supplement and the documents we incorporate by reference include statements regarding our expectations as to the availability of adequate and quality supplies of water, future operating results, capital expenditures, liquidity, our ability to adequately control selected operating expenses which are necessary to maintain safe and proper utility services, which may be beyond our control, our plans for continued development, the amount and timing of rate increases and other regulatory matters, including the recovery of certain costs, our compliance with environmental laws and regulations and estimations of the materiality of related costs, actions taken by government regulators, including decisions on rate increase requests, and weather variations and other natural phenomena impacting utility operations, as well as such other statements described in existing or future documents we incorporate by reference. These statements are only predictions. We make these forward-looking statements based upon information available on the date hereof, and we have no obligation (and expressly disclaim any such obligation) to update or alter any such forward-looking statements, whether as a result of new information, future events, or otherwise. Our actual results could differ materially from those anticipated in this prospectus supplement or documents incorporated by reference as a result of certain factors including, but not limited to, those set forth below in the section entitled “Risk Factors” and elsewhere in this prospectus supplement and those incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed on March 8, 2019), and in subsequent filings made with the Securities and Exchange Commission (“SEC”).

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QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

Q:	Why are we making the Rescission Offer?

A:	On July 16, 2015, we filed a registration statement on Form S-3 (the “2015 Registration Statement”) with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), covering the sale and issuance of 700,000 shares of our Common Stock under the Middlesex Water Company Investment Plan (the “Plan”). On September 27, 2019, we determined that we inadvertently sold 232,643 shares of our Common Stock to participants in the Plan after the 2015 Registration Statement had expired and therefore was no longer effective.

Under the terms and conditions described in this prospectus supplement, we are offering to rescind (the “Rescission Offer”) the previous purchase of shares of our Common Stock by persons who acquired an interest in such shares through the Plan from August 1, 2018 through September 3, 2019 (the “Purchase Period”). We are making the Rescission Offer with regard to 232,643 shares of our Common Stock which were sold through the Plan during the Purchase Period at prices ranging from $44.45 per share to $60.77 per share.

It may also be possible that by not disclosing that the shares were unregistered, that the Common Stock purchased through the Plan during the Purchase Period may be subject to resale or other limitations and we may face potential liability for noncompliance with applicable federal and state securities laws. Therefore, we are conducting this Rescission Offer to attempt to extinguish any federal or state registration requirements or related potential liability. The Rescission Offer is intended to address federal and state securities law compliance issues by allowing holders of the Common Stock covered by the Rescission Offer to tender those securities back to us.

Q:	What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether you still hold the shares of our Common Stock purchased through the Plan during the Purchase Period.

•	If you have sold such shares at a loss, we will pay you an amount equal to the amount you paid for such shares less the proceeds from the sale of the shares, plus interest at an annual rate of 2.36% (see “Terms of the Rescission Offer” below), less dividends that you received or that you were entitled to receive prior to such sale. Interest will be paid on the amount originally paid for the shares during the period from the date of purchase of the shares until the date of the sale of the shares and on the loss realized from the sale of the shares from the date of sale through the date that payment is made.

•	If you continue to hold such shares, we will repurchase the shares and will pay you an amount equal to the amount you paid for such shares, plus interest at an annual rate of 2.36% from the date of purchase of the shares through the date that payment is made by us, less dividends that you received or that you are entitled to receive.

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Q:	What dividends have been paid during the Purchase Period?

A:	We have paid the following cash dividends during the Purchase Period:

Record Date	Payment Date	Dividend Per Share
August 15, 2018	September 4, 2018	$ 0.22375
November 15, 2018	December 3, 2018	$ 0.24000
February 15, 2018	March 1, 2019	$ 0.24000
May 15, 2019	June 3, 2019	$ 0.24000
August 15, 2019	September 3, 2019	$ 0.24000

The amount and timing of future dividends are within the discretion of our board of directors and will depend upon our earnings, financial requirements, governmental regulations and other factors.

Q:	When will I receive payment for my shares if I properly accept the Rescission Offer?

A:	If you properly accept the Rescission Offer by submitting the Notice of Acceptance of Rescission Offer (the “Notice Form”), which is included in this prospectus supplement as Appendix A, upon tender of the shares subject to the Rescission Offer, we will mail you a check for the proceeds to which you are entitled within ten (10) business days of November 12, 2019 (the “Expiration Date”).

Q:	Am I legally required to accept the Rescission Offer?

A:	No. You are not legally required to accept the Rescission Offer.

Q:	What considerations should I take into account in deciding whether to accept the Rescission Offer?

A:	The answer to this question depends on whether you still hold the shares of our Common Stock purchased through the Plan during the Purchase Period.

If you no longer hold such shares, you should determine whether any such shares were sold for less than you paid for them. You are not entitled to accept the Rescission Offer with respect to any shares you sold at a price equal to or higher than the sum of the price you paid for them plus any interest that may be due less the dividends you received or are entitled to receive.

If any of the shares you purchased during the Purchase Period were sold at a loss, acceptance of the Rescission Offer, with regard to those shares, may be economically beneficial to you. The extent to which acceptance of the Rescission Offer is beneficial depends on the amount of the loss, the amount of interest to which you were entitled and the amount of dividends you received or that you were entitled to receive in connection with such shares. Generally, if the amount of dividends that you received or that you are entitled to receive with respect to shares subject to the Rescission Offer exceeds the amount of the loss you incurred upon the sale of such shares plus any applicable interest, then you will not be entitled to accept the Rescission Offer with respect to such shares.

If you continue to hold such shares, acceptance of the Rescission Offer is not economically beneficial unless the market value of the shares, as of the Expiration Date, is less than the amount you paid for such shares during the Purchase Period, plus interest, less dividends that you received or that you are entitled to receive.

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If you no longer hold all the shares of our Common Stock acquired through the Plan during the Purchase Period, we will only repurchase those shares that are not deemed sold (see above for the treatment of shares sold at a loss). Shares are deemed sold in the order in which you purchased them. In order to determine which shares are eligible for repurchase, all shares acquired on your behalf through the Plan during the Purchase Period will be matched against all sales of shares on or after the Purchase Period by matching the first share acquired with the first share sold. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. You are entitled to payment for those shares that are deemed sold at a loss.

Q:	May I accept the Rescission Offer in part?

A:	No. You must accept the Rescission Offer for all the Common Stock that was purchased through the Plan during the Purchase Period and are subject to the Rescission Offer.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 4:00 P.M. Eastern Time, on November 12, 2019.

Q:	What do I need to do now to accept the Rescission Offer?

A:	You should complete, sign and date the accompanying Notice Form included with this prospectus supplement and return it to:

Middlesex Water Company

485C Route One South, Suite 400

Iselin, New Jersey 08830-3037

Attention: ROA

We must receive your properly completed Notice Form and all other required documentation before the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. We will, in our sole discretion, determine whether your Notice Form has been properly completed and whether your acceptance of the Rescission Offer will be accepted or rejected.

If you currently own shares subject to the Rescission Offer and you hold certificates for such shares, you must enclose with the Notice Form the certificates for the shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If Broadridge Corporate Issuer Solutions, Inc., the agent of the Plan (the “Plan Agent”), is presently holding certificates for the shares to be repurchased by us, or the Plan Agent holds such shares in book-entry form, your signature on the Notice Form must be guaranteed as described above and there may be a fee associated with obtaining such guarantee as described below. If you decide to accept the Rescission Offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.

If you have already sold shares subject to the Rescission Offer at a loss, you must enclose with the Notice Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a receipt or confirmation from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any sale of such shares was a bona fide transfer to a third party for consideration. A gifting of shares for no consideration is not considered to constitute a sale.

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Q:	Will I have to pay any fees or commissions if I accept the Rescission Offer?

A:	Generally, you will not pay any fees or commissions if your shares of Common Stock subject to the Rescission Offer are held by the Plan Agent. You may incur administrative fees and costs if your shares of Common Stock are in certificated form or held by a broker. You should consult with the Plan Agent, your broker and other professional advisors concerning any such fees and costs.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.

Q:	What happens if I do not return the Notice Form?

A:	If you do not return the Notice Form and all other required documentation before the Expiration Date, you will be deemed to have rejected the Rescission Offer. If you reject the Rescission Offer, you will not receive any payment with respect to shares of our Common Stock subject to the Rescission Offer. In addition, the sale of the shares that you now own that are subject to the Rescission Offer will have been registered under the Securities Act, effective as of the date of this prospectus supplement and, unless you are deemed to be an “affiliate” of us, such shares will be freely tradable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

If you fail to accept the Rescission Offer, it is unclear whether or not your federal rights of rescission and damages will remain preserved. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitations for non-compliance with the requirement to register securities under the Securities Act is one year after a violation has occurred, but in no event more than three years after the security was bona fide offered to the public.

Q:	Can I change my decision after I have mailed my signed Notice Form?

A:	Yes. You can change your decision about accepting or rejecting the Rescission Offer at any time before the Expiration Date. If you change your decision and want to reject the Rescission Offer after you have submitted a Notice Form accepting the Rescission Offer, you can do this by sending a notice that includes your name, signature, address, social security number or taxpayer identification number, and a clear indication that you are rejecting the previously accepted Rescission Offer, to the following address:

Middlesex Water Company

485C Route One South, Suite 400

Iselin, New Jersey 08830-3037

Attention: ROA

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This notice of rejection must be received at the above address before the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your previously submitted Notice Form.

If we receive a notice of rejection of the Rescission Offer before the Expiration Date and you had enclosed certificates for shares of Common Stock with your Notice Form, we will promptly return the certificates to you.

Q:	Who can help answer my questions?

A:	If you have questions regarding the Rescission Offer, you may call the Rescission Administrator at the following number, (732) 638-7549, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, prior to the Expiration Date.

RISK FACTORS

An investment in our Common Stock involves risks. Before making your decision concerning whether to accept or reject the Rescission Offer, you should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed on March 8, 2019), and in our subsequent filings made with SEC, which are incorporated by reference into this prospectus supplement. For more information about accessing these reports, please see “Where You Can Find More Information” below.

Risks Related to this Rescission Offer

We may continue to have potential liability even after this Rescission Offer is made due to our issuances of securities in possible violation of the federal and state securities laws.

The Securities Act does not expressly provide that a rescission offer will terminate a purchaser’s right to rescind a sale of stock that was not registered or exempt from the registration requirements of the Securities Act. Accordingly, if you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether or not you will have a right of rescission under the Securities Act after the expiration of the Rescission Offer. The staff of the SEC takes the position that a person’s federal right of rescission may survive the Rescission Offer. However, federal courts have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Consequently, should any offerees reject the Rescission Offer, expressly or by failing to return a Notice Form postmarked by 4:00 P.M. Eastern Time on the Expiration Date of this Rescission Offer, we may continue to be potentially liable under the Securities Act for the purchase price or for certain losses if the shares have been sold. It may also be possible that by not disclosing that the shares were unregistered, you may face resale or other limitations on the shares of Common Stock acquired by you during the Purchase Period and we may face potential liability for noncompliance with applicable federal and state securities laws. Federal securities laws provide that a purchaser of securities may lose any rescission rights one (1) year from the date of purchase of such shares and three (3) years from the date such shares were bona fide offered to the public.

S-5

We cannot predict whether the amounts you would receive in the Rescission Offer would be greater than the market value of our shares.

Our Common Stock is actively traded on the NASDAQ under the symbol, “MSEX.” The amount you would receive in the Rescission Offer is fixed and is not tied to the market value of our Common Stock on NASDAQ at the time the Rescission Offer closes. As a result, if you accept the Rescission Offer, you may receive less than the market value of the shares you would be tendering to us. It is also possible that, following your acceptance of the Rescission Offer, the market value of our shares may increase, and you would not receive the benefit of such appreciation if you accept the Rescission Offer. In addition, if you do not accept the Rescission Offer and the market value of our shares decreases, we believe you will not be able to sue us to rescind your investment due to the possible violations of the securities laws described in this prospectus supplement.

You need to consider certain U.S. federal income tax consequences.

The U.S. federal income tax consequences of the Rescission Offer are uncertain. We intend to treat repurchases under the Rescission Offer as a taxable redemption of shares. The Internal Revenue Service (“IRS”) may alternatively characterize the repurchases under the Rescission Offer as payment by us with respect to a loan from you for U.S. federal income tax purposes. Our treatment of the Rescission Offer is not binding on the IRS and may result in differing tax consequences. See “Material U.S. Federal Income Tax Consequences.”

THE COMPANY

Middlesex Water Company (“Middlesex” or the “Company”) has operated as a water utility in New Jersey since 1897, and in Delaware, through our wholly-owned subsidiary, Tidewater Utilities, Inc. (“Tidewater”), since 1992. We are in the business of collecting, treating, distributing and selling water for domestic, commercial, municipal, industrial and fire protection purposes. We also operate New Jersey municipal water, wastewater and storm water systems under contract and provide water and wastewater services in New Jersey and Delaware through our subsidiaries, including Tidewater (and Tidewater’s wholly owned subsidiaries, Southern Shores Water Company, LLC (“Southern Shores”), and White Marsh Environmental Systems, Inc. (“White Marsh”) Tidewater Environmental Services, Inc. (“TESI”), Pinelands Water Company (“Pinelands Water”), Pinelands Wastewater Company (“Pinelands Wastewater”), Utility Service Affiliates, Inc. (“USA”), Utility Service Affiliates (Perth Amboy) Inc. (“USA-PA”), and Twin Lakes Utilities, Inc. (“Twin Lakes”). We are regulated as to the rates charged to customers for water and wastewater services, as to the quality of water service we provide and as to certain other matters. Only our USA, USA-PA and White Marsh subsidiaries are not regulated utilities as to their rates.

Our Middlesex System provides water service to approximately 61,000 retail customers, primarily in central New Jersey. The Middlesex System also provides water service under contract to municipalities in central New Jersey with a total population of approximately 219,000. Through our subsidiary, USA-PA, we operate the water supply system and wastewater system for the City of Perth Amboy, New Jersey. Our other New Jersey subsidiaries, Pinelands Water and Pinelands Wastewater, provide water and wastewater services to residents in Southampton Township, New Jersey. Our USA subsidiary operates the Borough of Avalon, New Jersey’s water utility, sewer utility and storm water system under a ten-year operations and maintenance contract. Under a marketing agreement with HomeServe USA, USA offers residential customers in New Jersey and Delaware a menu of water and wastewater related home maintenance programs.

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Our Delaware subsidiaries, Tidewater and Southern Shores, provide water services to approximately 47,000 retail customers in New Castle, Kent and Sussex Counties, Delaware. Our TESI subsidiary provides regulated wastewater service to approximately 3,600 residential retail customers in Delaware. Our White Marsh subsidiary serves an additional 4,000 residential customers under unregulated operating contracts with various owners of small water and wastewater systems in Kent and Sussex Counties. Our Pennsylvania subsidiary, Twin Lakes, provides water services to approximately 120 customers in Shohola, Pennsylvania.

Middlesex Water Company’s principal executive offices are located at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830. Our main phone number is 732-634-1500.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

We are required to register with the SEC the sale of shares of our Common Stock to participants in the Plan. On September 27, 2019, we determined that we inadvertently sold shares of Common Stock through the Plan during the Purchase Period after the 2015 Registration Statement had expired and therefore was no longer effective. Our inadvertent sale of shares of our Common Stock to participants in the Plan after the 2015 Registration Statement expired may have constituted violations of Section 5 of the Securities Act (which generally requires registration of offers and sales of securities) and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5).

We are making this Rescission Offer with respect to 232,643 unregistered shares of Common Stock sold through the Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any potential liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of such shares by participants in the Plan. In determining the beginning and end dates of the Purchase Period, we selected a date after which no unregistered sales of shares of Common Stock were made through the Plan as the ending date of the Purchase Period, and a date that is the first date shares of Common Stock were sold to participants in the Plan as the beginning date of the Purchase Period. Only Plan participants who acquired shares of Common Stock through the Plan during the Purchase Period are eligible to participate in the Rescission Offer.

Effect of the Rescission Offer

If you affirmatively reject, or fail to accept in full, the Rescission Offer before the Expiration Date, you will not receive any payment for the shares of our Common Stock subject to the Rescission Offer for which you do not accept. In addition, such shares that you now own that are subject to the Rescission Offer, for purposes of federal securities law, will be registered for sale as of the date of this prospectus supplement and, unless you are deemed to be an “affiliate” (as defined in Rule 144 under the Securities Act) of us, such shares will be freely tradable in the public market. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

We believe that your acceptance of the Rescission Offer will, under general theories of estoppel, preclude you from later seeking similar relief. For federal securities law purposes, nonacceptance of the Rescission Offer may not terminate your right to bring a civil action against us for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. The statute of limitations for enforcement of such statutory rights by a shareholder is one (1) year commencing on the date of the sale of Common Stock sold in violation of the federal registration requirements, but in no event later than three (3) years after the Common Stock was bona fide offered to the public.

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The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable securities laws or rights under state securities laws, common law or equity. However, under applicable state laws, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of our Common Stock purchased during the Purchase Period and subject to the Rescission Offer.

Terms of the Rescission Offer

If you elect to accept the Rescission Offer with respect to shares that you have already sold at a loss, you will receive an amount equal to the amount you paid for the shares less the proceeds of the sale, plus interest, less dividends that you received or that you were entitled to receive prior to such sale. Interest will be paid on the amount originally paid for the shares during the period from the date of purchase of the shares until the date of sale of such shares. Interest will also be paid on the loss realized from the date of sale of the shares through the date that payment is made. We will use an annual interest rate of 2.36%, which is calculated on the basis of the average of the daily 12-month Treasury yields in effect at any time during the Purchase Period.

If you elect to accept the Rescission Offer with respect to shares that you continue to hold, you will receive an amount equal to the amount you paid for the shares, plus interest for the period from the date you purchased the shares through the date payment is made, less dividends that you received or that you are entitled to receive.

If you no longer hold all the shares of our Common Stock acquired through the Plan during the Purchase Period, we will only repurchase those shares that are not deemed sold (see above for the treatment of shares sold at a loss). Shares are deemed sold in the order in which you purchased them. In order to determine which shares are eligible for repurchase, all shares acquired on your behalf through the Plan during the Purchase Period will be matched against all sales of shares on or after the Purchase Period by matching the first share acquired with the first share sold. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. You are entitled to payment for those shares that are deemed sold at a loss.

During the Purchase Period, we have paid the following cash dividends. The amount and timing of future dividends are within the discretion of our board of directors and will depend upon our earnings, financial requirements, governmental regulations and other factors.

Record Date	Payment Date	Dividend Per Share
August 15, 2018	September 4, 2018	$ 0.22375
November 15, 2018	December 3, 2018	$ 0.24000
February 15, 2018	March 1, 2019	$ 0.24000
May 15, 2019	June 3, 2019	$ 0.24000
August 15, 2019	September 3, 2019	$ 0.24000

The Rescission Offer expires 30 days after you receive the notice of the Rescission Offer.

If you properly accept the Rescission Offer, we will mail you a check for the proceeds to which you are entitled within ten (10) business days following the Expiration Date.

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As of October 10, 2019, the closing sale price of our Common Stock (as reported on the NASDAQ Global Select Market) was $64.48 per share. For the fifty-two week period ending on such date, the per share sales price of our Common Stock ranged from a high of $66.10 to a low of $43.12.

How to Accept or Reject the Rescission Offer

You are not legally required to accept the Rescission Offer.

How to accept the Rescission Offer

Acceptance of the Rescission Offer is optional if you purchased shares of our Common Stock through the Plan during the Purchase Period. Generally, acceptance of the Rescission Offer is economically beneficial only if (i) you have sold shares purchased during the Purchase Period at a loss and the loss you incurred, plus applicable interest, exceeds the amount of dividends which you received or that you were entitled to receive in connection with such shares, or (ii) if you continue to hold shares purchased during the Purchase Period, the market value of our Common Stock on the Expiration Date is less than the price you paid during the Purchase Period, plus interest, less dividends that you received or that you are entitled to receive. You must accept the Rescission Offer for all the shares of Common Stock subject to the Rescission Offer. In the event you elect to accept the Rescission Offer, you must complete the Notice Form and return it to the attention of Middlesex Water Company, 485C Route One South, Suite 400, Iselin, New Jersey 08830-3037, Attention: ROA. We must receive your properly completed Notice Form and all other required documentation before the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. We will, in our sole discretion, determine whether your Notice Form has been properly completed and whether your acceptance of the Rescission Offer will be accepted or rejected.

If you currently own shares subject to the Rescission Offer and you hold certificates for such shares, you must enclose with the Notice Form the certificates for the shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If the Plan Agent is presently holding certificates for the shares to be repurchased by us, or the Plan Agent holds such shares in book-entry form, your signature on the Notice Form must be guaranteed as described above. If you decide to accept the Rescission Offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.

If you have already sold shares subject to the Rescission Offer at a loss, you must enclose with the Notice Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a receipt or confirmation from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any sale of such shares was a bona fide transfer to a third party for consideration. A gifting of shares for no consideration is not considered to constitute a sale.

How to Reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Notice Form accepting the Rescission Offer, then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number, and a clear indication that you are rejecting the Rescission Offer to the attention of Middlesex Water Company, 485C Route One South, Suite 400, Iselin, New Jersey 08830-3037, Attention: ROA. We must receive this notice of rejection before the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your latest accepted Notice Form.

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If we receive a notice of rejection of the Rescission Offer before the Expiration Date and you had enclosed certificates for shares of Common Stock with your Notice Form, we will promptly return the certificates to you.

If you fail to notify us in writing of your acceptance of the Rescission Offer on or prior to the Expiration Date, you will be deemed to have rejected the Rescission Offer with respect to all of the shares of Common Stock subject to the Rescission Offer. Acceptance or rejection of the Rescission Offer may not terminate your right to bring a civil action against us for failure to register the shares under federal securities laws. However, federal law does provide that you may lose any rescission rights under federal securities laws one (1) year from the date of purchase of such shares and three (3) years from the date such shares were bona fide offered to the public.

Accounting for the Rescission Offer

We intend to account for the Rescission Offer by recording the fair market value of the shares of our Common Stock purchased by us as a charge to additional paid-in-capital based on the quoted market price of our Common Stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such shares, and any amounts paid by us with respect to shares of our Common Stock that were sold at a loss, will be recorded as other expense included in our consolidated statement of income.

Use of Stock Purchased by Us in Rescission Offer

The shares of our Common Stock purchased by us pursuant to the Rescission Offer, if any, will become authorized but unissued shares of Common Stock, and may be issued by us in accordance with our articles of incorporation.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any shares of Common Stock that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have questions regarding the Rescission Offer, you may call the Company (the “Rescission Administrator”) at the following number, (732) 638-7549, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., prevailing Eastern Time, prior to the Expiration Date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences Related to the Rescission Offer

The following discussion summarizes the material federal income tax consequences relating to the Rescission Offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, all as of the date hereof, changes to any of which subsequent to the date of this Rescission Offer may affect the tax consequences described herein, possibly with retroactive effect. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local or non-.U.S. tax consequences, nor does it discuss all of the aspects of federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances or to special classes of holders subject to particular treatment under federal income tax laws.

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You are urged to consult with your own tax advisor regarding the specific consequences to you of accepting the Rescission Offer, including the federal, state, local, non-U.S. and other tax consequences and the potential changes in applicable tax laws.

This discussion addresses only the U.S. federal income tax considerations applicable to U.S. Holders (described below) that hold shares of our Common Stock subject to the Rescission Offer as capital assets (generally, assets held for investment), or, as to a person who accepts the Rescission Offer with respect to shares of our Common Stock previously sold by such person, that such person held such shares as capital assets. The U.S. federal income tax laws applicable to the Rescission Offer are unclear. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the tax consequences to anyone accepting the Rescission Offer. The IRS is not precluded from asserting a position contrary to the positions summarized in this discussion or otherwise recharacterizing a rescission transaction in whole or in part.

For purposes of this discussion, a “U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares that is:

o	a citizen or individual resident of the United States;

o	a corporation created or organized in or under the laws of the United States, any state therein, or the District of Columbia; or

o	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The U.S. federal income tax treatment of a partner in a partnership (for U.S. federal income tax purposes) that holds shares of our Common Stock will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding shares of our Common Stock should consult their tax advisors concerning the U.S. federal income tax consequences to them of the sale of the shares pursuant to the Rescission Offer.

Cash payment treated as a redemption payment

We intend to treat repurchases under the Rescission Offer as a taxable redemption of shares, with the redemption price equal to the amount paid by us for such shares (including in the redemption price the amount treated for state law purposes as interest). The IRS may alternatively characterize the repurchases under the Rescission Offer as payment by us with respect to a loan from you for U.S. federal income tax purposes. Under this characterization, the repurchase would be treated as a nontaxable return of the original purchase price plus the payment of interest, which would be taxable to you as ordinary income and would be deductible by us. We do not believe this alternative characterization is the appropriate treatment for U.S. federal income tax purposes since, among other reasons, you have the option to either accept or reject the Rescission Offer.

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Determining if the redemption is a sale or a distribution

If the repurchase payment is treated as made for shares of our Common Stock, the tax treatment of the redemption payment will differ depending on whether the redemption of shares of our Common Stock under the Rescission Offer is treated as a sale or exchange of such shares or, alternatively, as a distribution. The redemption should be treated as a sale or exchange, and not as a distribution, if it (a) results in a “complete redemption” of your interest in our capital stock; (b) is “substantially disproportionate” with respect to you; or (c) is “not essentially equivalent to a dividend” as such terms are defined by Section 302(b) of the Code. These three tests, which are more fully described below, are collectively referred to in this discussion as the “Redemption Tests.”

The Redemption Tests are applied on a person-by-person basis. If a redemption does not satisfy any of the Redemption Tests, the payment of the proceeds from the sale will be treated as a distribution. Because the Redemption Tests are applied independently to each person, it is possible that some persons accepting the Rescission Offer will be subject to sale or exchange treatment and others will receive distribution treatment. Because the application of the Redemption Tests is applied on a person-by-person basis, you should consult your own tax advisor in connection with the possible federal income tax treatment that may apply in your particular case.

For purposes of determining whether any of the Redemption Tests are satisfied, you are treated as owning not only shares of our capital stock that you actually own, but also shares of our capital stock that are treated as constructively owned by you. You may be deemed to constructively own shares of our capital stock actually owned, and in some cases constructively owned, by certain related individuals or entities treated as related to you and shares of our capital stock that you have the right to acquire by exercise of an option, warrant or a conversion right. Contemporaneous or related transactions in our capital stock or stock options may also affect the Redemption Tests.

Complete Redemption. The redemption will result in a “complete redemption” of all of your shares of our capital stock if either (a) all of such shares actually and constructively owned by you are sold pursuant to the Rescission Offer or (b) all of such shares actually owned by you are sold pursuant to the Rescission Offer and you are eligible to waive and effectively waive constructive ownership of such shares as described in Section 302(c) of the Code and applicable U.S. Treasury Regulations.

Substantially Disproportionate. The redemption will be “substantially disproportionate” with respect to you if (a) the percentage of our voting stock owned by you immediately after the redemption (taking into account all shares of our Common Stock purchased by us pursuant to the Rescission Offer) equals less than eighty percent of the percentage of our voting stock owned by you immediately before the redemption; (b) the percentage of our Common Stock owned by you after the redemption (taking into account the effect of all shares of our Common Stock purchased by us pursuant to the Rescission Offer) equals less than eighty percent of the percentage of our Common Stock you own immediately before the redemption; and (c) after the redemption you own less than fifty percent of the total combined voting power of all classes of our voting stock entitled to vote (taking into account the effect of all shares of our Common Stock purchased by us pursuant to the Rescission Offer).

Not Essentially Equivalent to a Dividend. The redemption will satisfy the “not essentially equivalent to a dividend” test with respect to you if, in light of your particular circumstances (including your relative interest in our capital stock), your sale of shares of our Common Stock pursuant to the Rescission Offer results in a “meaningful reduction” of your interest in our capital stock (taking into account the effect of all shares of our Common Stock purchased by us pursuant to the Rescission Offer). This test may be satisfied irrespective of your failure to satisfy the “complete redemption” or “substantially disproportionate” tests.

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Consequences if your redemption is a sale or exchange

Assuming that our treatment of a repurchase under the Rescission Offer as a taxable redemption is correct, and if the redemption is a sale or exchange under one of the Redemption Tests described above, you will have capital gain or loss equal to the difference between the amount you receive pursuant to the Rescission Offer (including the portion of such amount equal to the interest on the original purchase price) and your adjusted tax basis in such shares. Your adjusted tax basis will generally be the amount you paid to acquire the shares. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the shares is longer than one year at the time of the sale. If you are a non-corporate U.S. Holder, any long-term capital gain you recognize is generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Consequences if your redemption is a distribution

If your redemption fails to qualify for sale or exchange treatment under the Redemption Tests described above, the gross proceeds you receive pursuant to the Rescission Offer will be characterized as a dividend distribution to the extent of our accumulated or current earnings and profits (on a pro rata basis with other persons whose redemptions fail to so qualify) and includible in your gross income. The portion, if any, of the proceeds received by you in excess of the amount treated as a dividend will be treated first as a tax-free recovery of your basis in the redeemed shares and then as capital gain from a sale or exchange. If you receive proceeds that are taxed as a dividend, you generally should be able to transfer any unrecovered tax basis in the redeemed shares to any shares of our capital stock retained by you, or possibly to shares constructively owned by you if you do not retain any shares of our capital stock.

Payments with respect to shares previously sold

If you previously sold shares of our Common Stock subject to the Rescission Offer, we believe that the amount paid to you pursuant to the Rescission Offer with respect to such shares that you previously sold (including the portion of the payment treated for state law purposes as) will be treated as capital gain at least to the extent of any losses incurred by you on such prior sales, although any payment in excess of such prior losses may be treated as a distribution taxable as ordinary income, as discussed under the heading “Consequences if your redemption is a distribution.” To the extent the payment is taxable as capital gain, the gain will be long-term capital gain if your holding period for the shares was longer than one year at the time of the sale. If you are a non-corporate U.S. Holder, any long-term capital gain you recognize is generally eligible for a reduced rate of taxation.

Backup withholding

Under the U.S. federal income tax backup withholding rules, 24% of the gross proceeds payable to a person pursuant to the Rescission Offer must be withheld and remitted to the United States Treasury unless you (a) are an exempt recipient and, if required, establish your right to an exemption or (b) provide your taxpayer identification number, certify that you are not currently subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. You may generally avoid backup withholding by furnishing a completed Substitute Form W-9 included as part of the Notice Form. Backup withholding is not an additional tax; any amount withheld under these rules will be credited against your U.S. federal income tax liability.

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USE OF PROCEEDS

The Company will receive no proceeds from the Rescission Offer.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting have been audited by Baker Tilly Virchow Krause, LLP, an independent registered accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

LEGAL MATTERS

Jay L. Kooper, Vice President, General Counsel and Secretary, Middlesex Water Company, has passed upon the legality of the Common Stock offered by this prospectus supplement. Based on this opinion, the shares of Common Stock, when issued by the company in accordance with the terms of the plan, will be validly issued, fully paid and non-assessable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as Middlesex Water, that file electronically with the SEC. The address of the SEC’s web site is: http://www.sec.gov. In addition, Middlesex Water maintains a website at www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus supplement, and no such information should be considered a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement other information that we file with it. This means we disclose important information to you by referring you to those documents. Specifically, we incorporate the following documents by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 8, 2019;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, filed with the SEC on May 6, 2019, and June 30, 2019, filed with the SEC on July 31, 2019;

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•	Current Reports on Form 8-K, filed with the SEC on January 29, 2019, April 22, 2019, April 25, 2019, May 22, 2019, July 2, 2019, July 25, 2019, August 5, 2019, September 6, 2019, September 23, 2019, September 25, 2019, October 3, 2019 and October 8, 2019; and

•	The material under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form 8-A under Section 12(g) of the Exchange Act, which incorporates by reference the information under “Common Stock” in the prospectus supplement constituting a part of the Company’s Registration Statement on Form S-1 (File No. 2-55058) and any subsequent amendments and reports filed for the purposes of updating such descriptions.

We also incorporate by reference in this prospectus supplement additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, and prior to the Expiration Date of the Rescission Offer covered by this prospectus supplement. Additional documents that we incorporate by reference into this prospectus supplement are deemed a part of this prospectus supplement from the date of filing the documents.

The information incorporated by reference is an important part of this prospectus supplement; however, to the extent that inconsistencies exist between information presented in this prospectus supplement and information contained in incorporated documents filed with the SEC before the date of this prospectus supplement, the information in this prospectus supplement automatically updates and supersedes the earlier information. Additionally, information that we file with the SEC after the date of this prospectus supplement automatically will update and supersede the information in this prospectus supplement and any earlier filed or incorporated information.

Documents incorporated by reference are available without charge to each shareholder, including any beneficial owner, to whom this prospectus supplement is delivered, upon the person’s written or oral request. In addition, you may obtain all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act. You should address written requests for copies to:

Middlesex Water Company

485C Route One South, Suite 400

Iselin, New Jersey 08830-3037

Attention: Investor Relations

You should direct telephone requests to Middlesex Water Company at (732) 634-1500.

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Appendix A

485C Route One South Suite 400 Iselin, New Jersey 08830 NASDAQ:MSEX

Dear Valued Shareholder:

As you are aware, Middlesex Water Company (the “Company”) administers the Middlesex Water Company Investment Plan (the “Plan”) which allows new and existing investors to purchase shares of MSEX Common Stock in a convenient and economical manner and to reinvest cash dividends in shares of Common Stock without payment of a brokerage commission.

On September 27, 2019, the Company determined that it had inadvertently sold shares of Common Stock through the Plan from August 1, 2018 through September 3, 2019 (the “Purchase Period”) under a registration statement that had expired and was no longer effective. Under applicable federal securities laws, participants in the Plan who purchased shares of MSEX Common Stock through the Plan during the Purchase Period have an option to rescind their purchases and require the Company to repurchase their shares for an amount equal to the price paid for such shares (or, if such shares have been sold, to receive payment for any loss that was incurred on the sale), less any dividends paid on such shares, plus interest. During the period in question, plan participants purchased 232,643 shares of MSEX Common Stock at an average price of $55.79 per share. The price of the Company’s Common Stock at the close of business on October 2, 2019 was $63.80.

On October 2, 2019, our Board of Directors approved a plan to voluntarily offer a right of rescission (the “Rescission Offer”) to Plan participants who purchased shares of MSEX Common stock during the Purchase Period at prices ranging from $44.45 per share to $60.77 per share. Included with this letter is the Plan Prospectus Supplement that fully explains the Rescission Offer and that eligible Plan participants will have until November 12, 2019, to decide to accept or reject the Rescission Offer.

Please note, we are required to notify you of this technical correction. You are under no obligation to do anything upon receiving this Rescission Offer and you may elect to accept or reject the Rescission Offer. The shares you purchased during this time period are valid and the sale of such shares is now registered. This notification does not change your position in MSEX Common Stock or impact the price of your shares.

Included with this notification is a Notice of Acceptance of Rescission Offer (the “Notice Form”). To reject the Rescission Offer, do not return the Notice Form. You do not need to do anything to reject the Rescission Offer. To accept the Rescission Offer, complete, sign and return the Notice Form and ensure its receipt by the Company by 4:00 P.M. Eastern Time, on November 12, 2019.

WE URGE YOU TO CAREFULLY REVIEW THE COMPANY’S PROSPECTUS SUPPLEMENT DATED OCTOBER 11, 2019 (THE “PROSPECTUS SUPPLEMENT”) BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

If you elect to accept the Rescission Offer, the Company will mail a check to you for all proceeds pursuant to the Rescission Offer in accordance with the terms of the Prospectus Supplement.

Please note that prior to the release of the Rescission Offer, the Company had exercised its right under Section 45 of the Plan to temporarily suspend the Plan effective September 30, 2019, meaning that no shares of the Company’s Common Stock may be issued under the Plan until the suspension is lifted by the Company. With the release of the Rescission Offer, the Company has lifted the purchase suspension. Optional cash purchase funds received from Plan participants for October 2019 and held by the Company’s Transfer Agent, Registrar and Administrator, Broadridge Corporate Issuer Services Inc., shall be included in the next authorized optional cash purchase date, which is November 4,2019.

Shareholders who would like their optional cash payments sent in for the October 2019 purchase returned to them may contact the Company to facilitate their request.

We have reviewed our processes and apologize for any inconvenience this matter may have caused. Shareholders with questions may feel free to contact the Company at (732) 638-7549.

Sincerely,

/s/ Dennis W. Doll
Dennis W. Doll
Chairman, President and CEO

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Notice of Acceptance of Rescission Offer

Please note that your acceptance of the Rescission Offer applies to all the shares of Common Stock, no par value, of Middlesex Water Company which are subject to the Rescission Offer.

☐	I hereby ACCEPT the Rescission Offer relating to the Middlesex Water Company shares as set forth in the letter from Middlesex Water Company dated October 11, 2019 and the prospectus supplement contained therein. If this box is checked you must complete the following:

☐	I hereby represent that I continue to own all of the shares subject to the Rescission Offer.

☐	I hereby represent that I continue to own all of the shares subject to the Rescission Offer except ___________________ shares which were sold in the following transactions:

Number of Shares	Transaction Date	Indicate Per Share Sale Price

☐	I hold the shares subject to the Rescission Offer in certificate form and have enclosed the certificate(s) endorsed in blank. Important Note: Submission of the certificate(s) is a prerequisite for receiving payment under the terms of the Rescission Offer.

☐	I hold the shares subject to the Rescission Offer in a Plan account and authorize Middlesex Water Company and the Plan Agent, Broadridge Corporate Issuer Solutions, Inc., to remove the shares which are the subject of the Rescission Offer upon issuance of a check payable to me in accordance with the terms of the Rescission Offer. Important Note: Checking this box is a prerequisite for receiving payment under the terms of the Rescission Offer.

Print Name

Address

Signature

Date

PROSPECTUS

Middlesex Water Company

Common Stock

From time to time, we may offer, issue and sell shares of our Common Stock in one or more offerings.

This prospectus provides a general description of the securities we may offer. When we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our Common Stock is traded on The NASDAQ Global Select Market under the symbol “MSEX”.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis or through a combination of such methods. See “Plan of Distribution” on page 8. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves certain risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 6, 2019

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus in a manner not described herein, we will provide you with a prospectus supplement that will contain specific information about the terms of the offering and means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. We urge you to carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in our securities.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information”.

COMPANY OVERVIEW

Middlesex Water Company was incorporated as a water utility company in 1897 and owns and operates regulated water utility and wastewater systems in New Jersey, Delaware and Pennsylvania. Middlesex also operates water and wastewater systems under contract on behalf of municipal and private clients in New Jersey, Delaware and Maryland.

The terms “the Company,” “we,” “our,” and “us” refer to Middlesex Water Company and its subsidiaries, including Tidewater Utilities, Inc. (“Tidewater”) and Tidewater’s wholly-owned subsidiaries, Southern Shores Water Company, LLC (“Southern Shores”) and White Marsh Environmental Systems, Inc. (“White Marsh”). The Company’s other subsidiaries are Pinelands Water Company (“Pinelands Water”) and Pinelands Wastewater Company (“Pinelands Wastewater”), Utility Service Affiliates, Inc. (“USA”), Utility Service Affiliates (Perth Amboy) Inc., (“USA-PA”), Tidewater Environmental Services, Inc. (“TESI”) and Twin Lakes Utilities, Inc. (“Twin Lakes”).

The Company’s principal executive offices are located at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830. Our telephone number is (732) 634-1500. Our website address is http://www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus. We make available, free of charge through our website, reports and amendments filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) after such material is electronically filed with or furnished to the SEC.

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Middlesex System

The Middlesex System in New Jersey provides water services to approximately 61,000 retail customers, primarily in eastern Middlesex County, New Jersey and provides water under wholesale contracts to the City of Rahway, Townships of Edison and Marlboro, the Borough of Highland Park and the Old Bridge Municipal Utilities Authority. The Middlesex System treats, stores and distributes water for residential, commercial, industrial and fire protection purposes. The Middlesex System also provides water treatment and pumping services to the Township of East Brunswick under contract. The amount of water supply allocated to the Township of East Brunswick is granted directly to the Township by the New Jersey Water Supply Authority.

The Middlesex System’s retail customers are located in an area of approximately 55 square miles in Woodbridge Township, the City of South Amboy, the Boroughs of Metuchen and Carteret, portions of the Township of Edison and the Borough of South Plainfield, all in Middlesex County and a portion of the Township of Clark in Union County. Retail customers include a mix of residential customers, large industrial concerns and commercial and light industrial facilities. These customers are located in generally well-developed areas of central New Jersey.

The contract customers of the Middlesex System comprise an area of approximately 110 square miles with a population of approximately 219,000. Contract sales to the Townships of Edison and Marlboro, the City of Rahway and the Old Bridge Municipal Utilities Authority are supplemental to the water systems owned and operated by these customers. Middlesex is the sole source of water for the Borough of Highland Park and the Township of East Brunswick.

Middlesex provides water service to approximately 300 customers in Cumberland County, New Jersey. This system is referred to as Bayview, and is not physically interconnected with the Middlesex System.

Through our subsidiary, USA-PA, we operate the water supply system and wastewater system for the City of Perth Amboy, New Jersey. Our other New Jersey subsidiaries, Pinelands Water and Pinelands Wastewater, provide water and wastewater services to residents in Southampton Township, New Jersey. Our USA subsidiary operates the Borough of Avalon, New Jersey’s water utility, sewer utility and storm water system under a ten-year operations and maintenance contract. Under a marketing agreement with HomeServe USA, USA offers residential customers in New Jersey and Delaware a menu of water and wastewater related home maintenance programs. USA also provides unregulated water and wastewater services under contract with several other smaller New Jersey municipalities.

Tidewater System

Tidewater, together with its wholly-owned subsidiary, Southern Shores, provides water services to approximately 47,000 retail customers for residential, commercial and fire protection purposes in approximately 415 separate communities in New Castle, Kent and Sussex Counties, Delaware. White Marsh is a wholly-owned subsidiary of Tidewater that is unregulated as to rates and operates or maintains more than 55 water and/or wastewater systems under contracts that serve approximately 4,000 residential customers.

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TESI System

Our TESI subsidiary provides wastewater collection and treatment services to approximately 3,600 residential customers in Sussex County, Delaware.

Twin Lakes System

Our Pennsylvania subsidiary, Twin Lakes, provides water services to approximately 120 customers in Shohola, Pennsylvania.

RISK FACTORS

Investing in our securities involves certain risks. You should carefully consider the risks and uncertainties described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described under the headings “Risk Factors” in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2018, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, before making an investment decision. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

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This prospectus, including the sections entitled “About this Prospectus” and “Risk Factors,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our expected financial condition, performance, prospects and earnings;

•	strategic plans for growth;

•	our expected liquidity needs during the upcoming fiscal year and beyond and the sources and availability of funds to meet our liquidity needs;

•	expected customer rates, consumption volumes, service fees, revenues, margins, expenses and operating results;

•	financial projections;

•	the expected amount of cash contributions to fund our retirement benefit plans, anticipated discount rates and rates of return on retirement benefit plan assets;

•	our the ability to pay dividends;

•	our compliance with environmental laws and regulations and estimations of the materiality of any related costs;

•	the safety and reliability of our equipment, facilities and operations;

•	trends;

•	the availability and quality of our water supply;

•	the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates;

•	the timeliness and outcome of regulatory commissions' actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions, taxes, permitting and other decisions;

•	changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts;

•	limitations on the availability of our water supplies or sources of water, or restrictions on our use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors;

•	changes in laws, governmental regulations and policies, including with respect to environmental, health and safety, water quality and emerging contaminants, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections;

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•	weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares;

•	our ability to appropriately maintain current infrastructure, including our operational and information technology (“IT”) systems;

•	exposure or infiltration of our critical infrastructure, operational technology and IT systems, including the disclosure of sensitive or confidential information contained therein, through physical or cyber-attacks or other means;

•	our ability to obtain permits and other approvals for projects;

•	changes in our capital requirements;

•	our ability to control operating expenses and to achieve efficiencies in our operations; and

•	the intentional or unintentional actions of a third party, including contamination of our water supplies or water provided to our customers.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, as well as those risks more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2018, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to provide capital for our growth strategy and to purchase and maintain plant equipment, as well as for working capital and other general corporate purposes. Our management will have broad discretion in the use and allocation of net proceeds from the sale of any securities sold by us.

DESCRIPTION OF OUR CAPITAL STOCK

General

The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended, our by-laws as amended, and the applicable provisions of the New Jersey Business Corporation Act. Our restated certificate of incorporation, as amended, and a copy of our by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read our restated certificate of incorporation, as amended, and our by-laws, as amended, in their entirety.

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As of June 30, 2019, our authorized capital stock consists of 40,000,000 shares of Common Stock, no par value; 123,357 shares of Preferred Stock, no par value; and 100,000 shares of Preference Stock, no par value. As of June 30, 2019, 16,554,059 shares of Common Stock, 23,357 shares of Preferred Stock and no shares of the Preference Stock were outstanding.

The authorized Preferred Stock is comprised of four designated series: $7 Series Cumulative Preferred Stock”, “$4.75 Series Cumulative Preferred Stock”, “$7 Cumulative and Convertible Preferred Stock”, “$8 Cumulative and Convertible Preferred Stock”, and undesignated shares. The Board of Directors is authorized to determine and designate the rights, preferences and privileges of the 100,000 shares of undesignated Preferred Stock and the 100,000 shares of Preference Stock from time to time.

Dividend Rights

Holders of outstanding shares of Preferred Stock have a preferred right to payment of cash dividends, before payment of dividends on Common Stock, at the following per annum rates: $7 Series Cumulative Preferred Stock at the rate of $7.00 per share, $4.75 Series Cumulative Preferred Stock at the rate of $4.75 per share, $7 Cumulative and Convertible Preferred Stock at the rate of $7.00 per share and $8 Cumulative and Convertible Preferred Stock at the rate of $8.00 per share. Dividend preferences among all these series are pari passu with one another.

Whenever all cumulative dividends have been paid on outstanding Preferred Stock and the Preference Stock outstanding, the Board of Directors may declare and pay dividends on the outstanding Common Stock out of legally available funds. The Company’s outstanding mortgage indenture limits payments for cash dividends and share repurchases, but only if the aggregate amount of all payments of cash dividends and share repurchases actually paid from and after December 31, 1972 exceeds the aggregate of all consolidated net income of the Company for the same period by at least $1 million. This limitation has had no impact on payment of dividends or share repurchases since 1972.

Voting Rights

Every holder of Common Stock is entitled to one vote for each share held of record. Our Board of Directors is divided into three classes of directors, serving staggered three-year terms. A classified board has the effect of increasing the time required to effect a change in control of the board.

No holder of Preferred Stock or Preference Stock has any right to vote for the election of directors or, except as otherwise required by law, for any other purpose. However, if and whenever dividends on the outstanding Preferred Stock are in arrears in an amount equal to at least four quarterly dividends, the holders of the outstanding Preferred Stock of all series, voting as a class, are entitled, until all dividends in arrears are paid, to elect two members to the Board of Directors, which two members shall be in addition to the directors elected by the holders of the Common Stock. If and whenever dividends on outstanding Preference Stock are in arrears in an amount equal to at least four quarterly dividends, the holders of the outstanding Preference Stock of all series, voting as a class, are entitled, until all dividends in arrears are paid, to elect two members to the Board of Directors, in addition to the members elected by the holders of the Common Stock and by the holders of the Preferred Stock.

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Liquidation Rights

Holders of Common Stock are entitled to share on a pro rata basis, subject to the preferred rights of holders of Preferred Stock and Preference Stock (as outlined below), in the assets of the Company legally available for distribution to shareholders in the event of the Company’s liquidation, dissolution or winding up.

Preferred Stock

As of June 30, 2019, our restated certificate of incorporation, as amended, authorized the issuance of 123,357 shares of Preferred Stock of which 23,357 shares were outstanding as of June 30, 2019, in several series as described below.

$7 Series Cumulative Preferred Stock.

There were 784 shares of this series issued and outstanding at June 30, 2019. The holders of shares in this series have a liquidation preference in the amount of $100 per share. Shares of this series may not be converted into shares of any other class or series, and are not subject to redemption.

$4.75 Series Cumulative Preferred Stock

There were 10,000 shares of this series issued and outstanding at June 30, 2019. The holders of shares in this series have a liquidation preference in the amount of the redemption price for such shares in effect at the time in the event of a voluntary liquidation, and $100 per share plus accumulated and unpaid dividends thereon in the event of an involuntary liquidation. The Company may redeem shares of this series in any calendar year at a price of $100 per share plus accumulated and unpaid dividends thereon. Shares of this series may not be converted into shares of any other class or series.

$7 Cumulative and Convertible Preferred Stock.

There were 9,573 shares of this series issued and outstanding at June 30, 2019. The shares have a liquidation preference in the amount of the redemption price for such shares in effect at the time in the event of a voluntary liquidation, and $100 per share in the event of an involuntary liquidation plus accrued and unpaid dividends. Each share is convertible into Common Stock at the option of the holder at a conversion rate of 12 shares of Common Stock for each share of this series converted. The Company may redeem up to 10% of the outstanding shares of this series in any calendar year at a price equal to the fair value of three shares of Common Stock for each share of this series redeemed.

$8 Cumulative and Convertible Preferred Stock.

There were 3,000 shares of this series issued and outstanding at June 30, 2019. The shares have a liquidation preference in the amount of $120 per share plus accrued and unpaid dividends. Each share is convertible into Common Stock at the option of the holder or the Company at a conversion rate of 13.714 shares of Common Stock for each share of this series converted. This series is not subject to redemption.

Preference Stock

No shares of authorized Preference Stock are issued and outstanding. The Board of Directors has the power to divide authorized Preference Stock in one more series, and to designate for each series the rights, preferences and conditions of each series as to matters such as dividend rates, liquidation preference voting rights, conversion and redemption.

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Common Stock

There were 40,000,000 shares of Common Stock authorized, and 16,554,059 shares of Common Stock issued and outstanding, as of June 30, 2019.

The prospectus supplement relating to any Common Stock being offered will include specific terms relating to the offering.

Restriction on Acquisitions

As a New Jersey corporation, we are a subject to New Jersey’s Shareholder Protection Act (the “Shareholder Protection Act”). The Shareholder Protection Act bars any “business combination” as defined in that Act (generally, a merger or other acquisition transaction) with any person or affiliate of a person who owns 10% or more of the our outstanding voting stock for a period of five years after such person first owns 10% or more the voting shares, unless the “business combination” both is approved by the Board of Directors prior to the time that person acquires 10% or more of our voting stock and meets certain other statutory criteria.

Stock Exchange Listing

Our Common Stock is listed on the NASDAQ Global Select Market. The trading symbol for our Common Stock is “MSEX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is P.O. Box 1342, Brentwood, New York 11717.

Indemnification

Our restated certificate of incorporation, as amended, and our by-laws, as amended, provide that we shall indemnify our directors and officers to the fullest extent permitted by law. These agreements will, among other things, indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our Board of Directors.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include, without limitation:

•	purchases of the securities by a broker-dealer as principal;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

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In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Common Stock. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Jay L. Kooper, Vice President, General Counsel and Secretary, Middlesex Water Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting have been audited by Baker Tilly Virchow Krause, LLP, an independent registered accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to the Secretary at 485C Route 1 South, Suite 400, Iselin, NJ 08830, 732-634-1500. You may also find these documents in the “Investor Relations” section of our website, www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 8, 2019;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 6, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on July 31, 2019;

•	Current Reports on Form 8-K filed with the SEC on January 29, 2019, April 22, 2019, April 25, 2019, May 22, 2019, July 2, 2019, July 25, 2019, August 5, 2019, and September 6, 2019 (in each case, except for information contained therein which is furnished rather than filed); and

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•	The material under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form 8-A under Section 12(g) of the Exchange Act, which incorporates by reference the information under “Common Stock” in the prospectus constituting a part of the Company’s Registration Statement on Form S-1 (File No. 2-55058) and any subsequent amendments and reports filed for the purposes of updating such descriptions.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Middlesex Water Company 485C Route 1 South, Suite 400, Iselin, New Jersey 08830 (732) 634-1500.

You may also access these documents, free of charge on the SEC’s website at http://www.sec.gov or on our website at www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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232,643 Shares

Middlesex Water Company

Investment Plan